UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2019

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	WAIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 24, 2019, Wesco Aircraft Holdings, Inc. (the “Company” or “Wesco Aircraft”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Wolverine Intermediate Holding II Corporation, a Delaware corporation (“Parent”), Wolverine Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As of September 9, 2019, the record date of the Special Meeting, there were 99,749,063 shares of Wesco Aircraft common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 89,705,620 shares of Wesco Aircraft common stock, representing approximately 89.9% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, Wesco Aircraft stockholders considered three proposals, each of which is described in more detail in a definitive proxy statement filed by Wesco Aircraft with the Securities and Exchange Commission on September 13, 2019 (the “Proxy Statement”). The final results regarding each proposal are set forth below.

Proposal 1: Approval of the Merger Agreement

Wesco Aircraft’s stockholders approved the proposal to adopt the Merger Agreement (the “Merger Proposal”). The voting results for the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,608,128	44,144	53,348	—

Proposal 2: Adjournment of the Special Meeting

Wesco Aircraft’s stockholders approved the proposal to adjourn the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). The voting results for the Adjournment Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,079,314	3,571,073	55,233	—

Although the Adjournment Proposal was approved, adjournment of the Special Meeting was not necessary because Wesco Aircraft’s stockholders approved the Merger Proposal.

Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation

Wesco Aircraft’s stockholders approved, on a non-binding, advisory basis, certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”). The voting results for the Merger-Related Compensation Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,271,484	591,381	842,755	—

Item 8.01.	Other Events.

On October 24, 2019, the Company issued a press release announcing stockholder approval of the Merger Proposal, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 24, 2019

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO AIRCRAFT HOLDINGS, INC.

Date: October 24, 2019	By:	/s/ John Holland
John Holland
Executive Vice President, Chief Legal and Human Resources Officer